Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Baywood International, Inc.:

As independent registered certified public accountants, we hereby consent to the reference of our firm under the caption “Experts” in Amendment No. 4 to the Registration Statement on Form SB-2 (the “Registration Statement”) of Baywood International, Inc., a Nevada corporation (the “Company”), and to the incorporation of our report dated April 13, 2007, relating to the financial statements of the Company as of December 31, 2006 and for the years ended December 31, 2006 and 2005, included in the Company’s Form 10-KSB for the year ended December 31, 2006, and to the incorporation of our report dated June 8, 2007, relating to the financial statements of Nutritional Specialties, Inc. d/b/a Lifetime® or Lifetime® Vitamins, as of  August 31, 2006 and for the fiscal years ended August 31, 2006 and 2005, included in the Company’s Form 8-K filed on June , 2007.

EPSTEIN, WEBER & CONOVER, PLC
Scottsdale, Arizona
January 24, 2008